EX-99.(1)(m)

PACE® SELECT ADVISORS TRUST

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED TRUST INSTRUMENT

I, Keith A. Weller, Vice President and Secretary of PACE Select Advisors Trust (the “Trust”), hereby certify that: (i) this amendment to the Trust’s Amended and Restated Trust Instrument (the “Trust Instrument”) was authorized pursuant to resolutions duly adopted by the Trust’s Board of Trustees at a meeting duly called and held on July 25-26, 2024; and (ii) this amendment to the Trust Instrument is made in accordance with the provisions of the Trust Instrument and became effective upon the 15th day of November, 2024.

IN WITNESS WHEREOF, I have signed this certificate as of the 21st day of November, 2025.

PACE® SELECT ADVISORS TRUST

	By:	/s/ Keith A. Weller
	Name:	Keith A. Weller
	Title:	Vice President and Secretary

New York, New York (ss)

Subscribed and sworn to before me
on this 21st day of November, 2025.

/s/ Heather Jade Gentil
Notary Public

SCHEDULE A TO AMENDED AND RESTATED TRUST INSTRUMENT OF
PACE SELECT ADVISORS TRUST

(AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 22, 2010,

AND AS FURTHER AMENDED EFFECTIVE NOVEMBER 25, 2014,

AND AS FURTHER AMENDED EFFECTIVE MAY 20, 2015,

AND AS FURTHER AMENDED EFFECTIVE NOVEMBER 28, 2015,

AND AS FURTHER AMENDED EFFECTIVE DECEMBER 1, 2016,

AND AS FURTHER AMENDED EFFECTIVE NOVEMBER 27, 2019,

AND AS FURTHER AMENDED EFFECTIVE MARCH 30, 2021,

AND AS FURTHER AMENDED EFFECTIVE NOVEMBER 15, 2024)

SERIES OF THE TRUST

UBS Government Money Market Investments Fund

PACE Mortgage-Backed Securities Fixed Income Investments

PACE Intermediate Fixed Income Investments

PACE Strategic Fixed Income Investments

PACE Municipal Fixed Income Investments

PACE Global Fixed Income Investments

PACE High Yield Investments

PACE Large Co Value Equity Investments

PACE Large Co Growth Equity Investments

PACE Small/Medium Co Value Equity Investments

PACE Small/Medium Co Growth Equity Investments

PACE International Equity Investments

PACE International Emerging Markets Equity Investments

PACE Global Real Estate Securities Investments

PACE Alternative Strategies Investments

CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest has been established by the Board as Class P shares of the Series designated as UBS Government Money Market Investments Fund.

An unlimited number of shares of beneficial interest has been established by the Board as Class A shares, Class P shares, and Class P2 shares of each of the other Series listed above.

Each of the Class A shares, Class P shares, and Class P2 shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust’s Trust Instrument.